SPECIAL MEETING OF STOCKHOLDERS OF

CHIASMA, INC.

August 3, 2021 at 9:00 a.m. U.S. Eastern time

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00030300300000000000 5   072921

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1, "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. To adopt the merger agreement between Chiasma, Inc. and Amryt Pharma plc. (the "merger proposal")	☐	☐	☐
2. To approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Chiasma's named executive officers that is based on or otherwise relates to the transactions contemplated by the merger agreement (the "advisory, non-binding compensation proposal")	☐	☐	☐
3. To adjourn or postpone the Chiasma special meeting to solicit additional proxies, if necessary or appropriate, if there are insufficient votes to approve the merger proposal or to ensure that any supplement or amendment to this proxy statement/prospectus is timely provided to Chiasma stockholders (the "adjournment proposal")	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SPECIAL MEETING OF STOCKHOLDERS OF

CHIASMA, INC.

August 3, 2021 at 9:00 a.m. U.S. Eastern time

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEP HONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

ONLINE AT THE MEETING - You may vote your shares by attending the Special Meeting via the Internet at https://web.lumiagm.com/226280530 (password: chiasma2021) and entering your 11-digit control number.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00030300300000000000 5 072921

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1, "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. To adopt the merger agreement between Chiasma, Inc. and Amryt Pharma plc. (the "merger proposal")	☐	☐	☐
2. To approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Chiasma's named executive officers that is based on or otherwise relates to the transactions contemplated by the merger agreement (the "advisory, non-binding compensation proposal")	☐	☐	☐
3. To adjourn or postpone the Chiasma special meeting to solicit additional proxies, if necessary or appropriate, if there are insufficient votes to approve the merger proposal or to ensure that any supplement or amendment to this proxy statement/prospectus is timely provided to Chiasma stockholders (the "adjournment proposal")	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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CHIASMA, INC.

Special Meeting of Stockholders

August 3, 2021

This proxy is solicited by the Board of Directors

The undersigned appoints John B. Doyle and Lee G. Giguere, or either of them, as Proxy holders, with full power of substitution, to represent the undersigned at the Special Meeting of Stockholders of Chiasma, Inc. (the "Company"), to be held on August 3, 2021, at 9:00 a.m., U.S. Eastern Time, online at https://web.lumiagm.com/226280530, and at any adjournments or postponements of the Special Meeting, and to vote on behalf of the undersigned as specified in this Proxy all the shares of common stock of the Company that the undersigned would be entitled to vote if personally present, upon the matters referred to on the reverse side hereof, and, in their sole discretion, upon any other business as may properly come before the Special Meeting. The undersigned acknowledges receipt of the Notice of the Special Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such Special Meeting.

This Proxy when properly executed, will be voted in the manner directed herein. A failure to return or submit your proxy or to vote at the Special Meeting as provided in this proxy statement/prospectus will have the same effect as a vote "AGAINST" the merger proposal. The failure to return or submit your proxy and to attend the Special Meeting will have no effect on the advisory, non-binding compensation proposal (assuming a quorum is present) or the adjournment proposal, but the failure of any shares present or represented at the Special Meeting to vote on the proposal will have the same effect as a vote "AGAINST" the advisory, non-binding compensation proposal and "AGAINST" the adjournment proposal, as applicable.

The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holders on any other matter that may properly come before the Special Meeting and any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)